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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REPUBLIC AIRWAYS HOLDINGS INC. (Exact name of registrant as specified in its charter)
DELAWARE	06-1449146

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2500 S. High School Road, Suite 160 Indianapolis, Indiana	46241

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant General Instruction A.(c), please check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant General Instruction A.(c), please check the following box. ☒

Securities Act registration statement file to which this form relates: 333-84092

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

        A description of the Common Stock is set forth under the caption "Description of Capital Stock" as contained in the Prospectus forming part of the Registration Statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on May 20, 2002, Registration No. 333-84092 (the "Registration Statement") on behalf of Republic Airways Holdings Inc. (the "Registrant"), which is hereby incorporated by reference for all purposes.

Item 2. Exhibits

  1.
  Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

  2.
  Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

  3.
  Specimen of the Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

        The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:	/s/ ROBERT H. COOPER Robert H. Cooper Executive Vice President and Chief Financial Officer

Dated: June 17, 2002

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SIGNATURE